SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HYPERCOM CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2851 W. Kathleen Road
Phoenix, AZ 85053

April 14, 2003

        Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Hypercom Corporation at 9:00 am on Wednesday, May 21, 2003 at the Company’s corporate headquarters in Phoenix, Arizona. Information regarding the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, you will have an opportunity to hear a report by Hypercom’s management regarding your Company. You will also have an opportunity to direct your questions to our management team.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. Please indicate your voting instructions and sign, date and mail the enclosed proxy card. A postage-paid return envelope for your proxy card is enclosed.

If you are unable to attend the Annual Meeting, you may listen to a live broadcast, which will be available from Hypercom’s website at www.hypercom.com. A replay can also be accessed on the website shortly after the conclusion of the meeting.

Thank you for your continued support of Hypercom. I look forward to seeing you on May 21.

Sincerely

C. S. Alexander Chairman, Chief Executive Officer and President

HYPERCOM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

What:	The 2003 Annual Meeting of Stockholders of Hypercom Corporation

When:	May 21, 2003, at 9:00 a.m., Phoenix time

Where:	Hypercom Corporation Headquarters 2851 W. Kathleen Road Phoenix, AZ 85053

Why:	At the meeting, stockholders will act on the following matters:

• Election of three directors, each for a term of two years; and

• Any other matters that properly come before the meeting.

     Only stockholders of record at the close of business on April 4, 2003 are entitled to vote at the meeting or any postponement or adjournment of the meeting. We have enclosed a copy of our Annual Report to Stockholders covering the fiscal year ended December 31, 2002 which includes audited financial statements, and our Proxy Statement.

     All stockholders are encouraged to attend the Annual Meeting. However, if you cannot attend the Annual Meeting in person, please promptly register your vote to ensure you are represented at the Annual Meeting.

     Please vote as soon as possible. We have enclosed a postage-paid envelope for your convenience if you choose to use the enclosed proxy card.

     If you attend the Annual Meeting, you may still vote in person at the meeting even if you previously returned or voted a Proxy.

IF YOU PLAN TO ATTEND:
Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 8:00 a.m. Parking is available. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting other than those operated by Hypercom or its designees.

     Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Douglas J. Reich
Corporate Secretary
Phoenix, Arizona, April 14, 2003

ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
Who is entitled to vote?	1
Who may attend the meeting?	1
What constitutes a quorum?	1
How do I vote?	1
What if I vote and then change my mind?	2
What are the Board’s recommendations?	2
What vote is required to approve each item?	2
Who will pay the cost of this proxy solicitation?	2
ELECTION OF DIRECTORS (PROPOSAL NO. 1)	3
Nominees Standing for Election	3
Who are the other continuing Directors?	4
How are nonemployee Directors compensated?	5
How often did the Board meet during the year ended December 31, 2002?	5
What committees has the Board established?	5
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	6
EXECUTIVE COMPENSATION	7
Summary Compensation Table	7
Option/SAR Grants in Last Fiscal Year	8
Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values	8
Equity Compensation Plan Information	9
Employment, Severance and Change of Control Agreements	10
Report of the Compensation Committee on Executive Compensation	11
STOCK PRICE PERFORMANCE GRAPH	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	15
CERTAIN TRANSACTIONS AND RELATIONSHIPS	16
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	17
STOCKHOLDER PROPOSALS AND NOMINATIONS	17
OTHER MATTERS	18

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
Who may attend the meeting?
What constitutes a quorum?
How do I vote?
What if I vote and then change my mind?
What are the Board’s recommendations?
What vote is required to approve each item?
Who will pay the cost of this proxy solicitation?
ELECTION OF DIRECTORS
Nominees standing for election
Who are the other continuing Directors?
How are nonemployee Directors compensated?
How often did the Board meet during the year ended December 31, 2002?
What Committees has the Board established?
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values
Equity Compensation Plan Information
Employment, Severance and Change of Control Agreements
Report of the Compensation Committee on Executive Compensation
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND RELATIONSHIPS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS

HYPERCOM CORPORATION
2851 West Kathleen Road
Phoenix, Arizona 85053

PROXY STATEMENT

     This Proxy Statement contains information related to the 2003 Annual Meeting of Stockholders. The annual meeting will be held on May 21, 2003 at 9:00 a.m., Phoenix time, at Hypercom Corporation Headquarters, 2851 W. Kathleen Road, Phoenix, AZ or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by Hypercom’s Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 21, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors. In addition, our management will report on the activities of Hypercom during the fiscal year ended December 31, 2002 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 4, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:00 a.m. The meeting begins at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting other than those operated by Hypercom or its designees.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting Hypercom to conduct its business at the annual meeting. As of the record date, 48,050,109 shares of common stock of Hypercom were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     You can vote on matters to come before the meeting in two ways:

1.	You can attend the annual meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

What if I vote and then change my mind?

     You may revoke your proxy at any time before it is exercised by:

•	filing with Hypercom’s Corporate Secretary a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see page 3).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The three nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. A “broker non-vote” (discussed below) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a Director.

     Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominees may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will pay the cost of this proxy solicitation?

     Hypercom will pay the costs of soliciting proxies from stockholders. In addition to the solicitation of stockholders of record by mail, proxies may be solicited by telephone, facsimile, personal contact, and similar means by Directors, officers or employees of Hypercom, none of whom will be specifically compensated for such activities. Hypercom will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the common stock and to obtain proxies.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

For Term Expiring at 2005 Annual Meeting

Class II

     The Board of Directors of Hypercom Corporation has consisted of seven members until April 1, 2003, when it was expanded to eight members, to include Norman Stout who was appointed as a Class I Director by the Board effective as of April 1, 2003. Daniel Diethelm has decided that, for personal reasons, he will not be a candidate for re-election at the annual meeting. Accordingly, the size of the Board will revert to seven directors effective as of the election of Directors at the annual meeting. The Directors are divided into two classes, with each class serving for a two-year period.

     At the annual meeting, three Class II Directors will be elected. The three persons listed below are nominated for election as Directors. Nominees will be elected to serve until the 2005 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified or their resignation or removal, whichever first occurs.

     Each of the nominees has consented to serve a two-year term. If any of the nominees should become unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Nominees standing for election

Christopher S. Alexander, 54	Director since 2000

     Christopher Alexander has been Chief Executive Officer and President, and a Director of Hypercom, since November 1, 2000, and Chairman, since July 25, 2002. He joined Hypercom in 1993 as Chief Operating Officer of Hypercom International, a position he held for five years. In 1998, he was named Executive Vice President, Global Operations, Hypercom Corporation. In July 1999, he became President, Hypercom Transaction Systems Group, where he was responsible for worldwide point-of-sale (POS) and multi-lane markets. In addition, Mr. Alexander has over 20 years of senior management experience in communications and data storage. He received a B.S. degree in Industrial Management from Georgia Institute of Technology and an MBA from Georgia State University.

William C. Keiper, 52	Director since 2000

     William Keiper has been a Director of Hypercom since April 12, 2000. Mr. Keiper has served as Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, since 2002 and as Managing Partner of Catalyst Partners LLC, a software technology mergers and acquisition advisory firm since 2002. From 1998 to 2002, Mr. Keiper served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies. From 1997 to 1998, Mr. Keiper served as Managing Director of Software Equity Group, LLC, a software and Internet technology mergers, acquisitions and strategic consulting firm. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software from 1993 to 1997, serving as Chief Executive Officer from 1993 to 1997, and as Chairman of the Board from 1995 to 1997. From 1986 to 1993, Mr. Keiper held variety of executive positions with MicroAge, Inc., a publicly held distributor and integrator of information technology products and services, including President and Chief Operating Officer. Mr. Keiper currently serves on the Boards of Directors of several high technology companies, including JDA Software, Inc., a publicly-held software company that provides solutions for the retail industry, and Smith Micro Software, Inc., a publicly-held developer and marketer of wireless communication and eBusiness software products and services. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University and a Masters Degree in International Management from the Thunderbird American Graduate School of International Management.

Jock Patton, 57	Director since 1999

     Jock Patton, a private investor, has been a Director of Hypercom since January 19, 1999. From 1999 to 2001, he was CEO and a Director of Rainbow Multimedia Group, Inc., a producer of digital entertainment. From 1992 to 1997, Mr. Patton served as a director and the President of StockVal, Inc., a registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner in the law firm of Streich Lang where he founded and headed the Corporate/Securities Practice Group. Mr. Patton currently serves on the Board of Directors of JDA Software Group, Inc. and is Lead Trustee of the funds composing the ING Funds family of mutual funds with aggregate invested assets in excess of $30 billion. Mr. Patton is also a director of several privately held companies. Mr. Patton received a B.A. Degree in Political Science and a law degree from the University of California.

The Board of Directors unanimously recommends a vote FOR election of each of the Director nominees.

Who are the other continuing Directors?

     The following is a list of Class I Directors whose terms expire in 2004:

Jane Evans, 58	Director since 2000

Jane Evans has been a Director of Hypercom since July 18, 2000. Ms. Evans is a nationally recognized retailing, consumer marketing and telecommunications executive. She is CEO of Arizona-based Opnix, Inc., a high tech start-up focusing on optimized routing of internet traffic. From April 1995 to April 2001, she was president and CEO of Gamut Interactive (formerly SmartTV), the first electronic wallet for the mass market, which filed for bankruptcy in May 2001. Ms. Evans has held senior management positions with US West Communications, Interpacific Retail Group, Montgomery Securities, General Mills and Fingerhut. Ms. Evans is a member of the Board of Directors of Philip Morris Companies, Inc., Georgia-Pacific Corporation, KB Home Corporation, Petsmart Inc., and Main St. & Main. She has previously served as a director of The Equitable, Edison Bros. Stores, Inc., and the LPGA. Ms. Evans is a graduate of Vanderbilt University. She has also studied at the Fashion Institute of Technology and at L’Universite d’Aix-Marseille, Aix-en-Provence, France.

Albert A. Irato, 64	Director since 1992

Albert Irato has been a Director of Hypercom since October 1992. From July 1, 1999 until October 31, 2000, Mr. Irato was Chairman of the Board of Directors. From October 1992 until June 30, 1999, Mr. Irato served as Hypercom’s Vice Chairman of the Board of Directors, Chief Executive Officer and President, and President and Chief Executive Officer of Hypercom U.S.A., Inc., a wholly-owned subsidiary of Hypercom responsible for point-of-sale operations in the U.S. and Canada. From 1985 until 1992, Mr. Irato served in various management capacities at American Express. Mr. Irato also served as Chairman of the Board of the Electronic Funds Transfer Association headquartered in Washington, D.C. Mr. Irato holds a B.S. degree from Spring Hill College and an advanced management degree from the Darden School of the University of Virginia.

Norman Stout, 45	Director since 2003

Norman Stout has been a Director of Hypercom since April 1, 2003. Mr. Stout has been Executive Vice President and Chief Administrative Officer of Inter-Tel, Incorporated, Phoenix, Arizona, a business communications provider, and President of Inter-Tel Software and Services, since June 1998. He served as a director of Inter-Tel from 1994 to 1998. Mr. Stout was Chief Operating Officer of Oldcastle Architectural Products in 1998, President of Oldcastle Architectural West from 1996 to 1998, and President of Oldcastle’s Superlite Block subsidiary from 1993 to 1998. He was Chief Executive Officer of Boorhem-Fields, Inc., a Dallas, Texas, manufacturer of crushed stone, from 1990 to 1993, and its Chief Financial Officer from 1986 to 1990. Mr. Stout is a Certified Public Accountant, and was employed by Coopers & Lybrand from 1982 to 1986. Mr. Stout received a Bachelor of Business Administration degree in accounting from Texas A&M University and an MBA from the University of Texas.

George Wallner, 52	Director since 1978

     George Wallner has been a Director of Hypercom since he founded the Company in 1978. He served as Chief Strategist of Hypercom from November 1, 2000 to March 19, 2003, when he became a consultant to the Company. From July 1, 1999 until October 31, 2000, he served as Chief Executive Officer and President. Mr. Wallner also served as Chairman of the Board of Directors from 1978 until June 30, 1999, when he became President and Chief Executive Officer, and from November 1, 2000 to July 25, 2002. He received a degree in electrical and communications engineering from the Kando Kalmau Technical College of Budapest, Hungary. George Wallner is the brother of Paul Wallner, a significant stockholder and former director of Hypercom Corporation.

How are nonemployee Directors compensated?

Quarterly Fee: Each nonemployee Director receives a $5,000 retainer fee each quarter for services as Director, including attending one Board meeting and one committee meeting per quarter, and $1,250 for each additional Board meeting attended in person or by telephone during each quarter. Each nonemployee Director receives $500 for attending a committee meeting not held on the same day as a Board meeting. No separate compensation is paid for attending committee meetings on the same day as a Board meeting. In addition to the foregoing, Jock Patton receives $25,000 per year for his services to us as Lead Director.

Options: Under our Nonemployee Directors’ Stock Option Plan, each newly elected nonemployee Director receives an option to purchase 6,250 shares of common stock. Each nonemployee Director also receives an option to purchase 6,250 shares of common stock each year. These options vest and become exercisable one year after date of grant, permitting the holder to purchase shares at their fair market value on the date of grant. Pursuant to the Plan, on February 19, 2002, options to purchase 6,250 shares at the exercise price of $7.15 per share were granted to each nonemployee director. Unless earlier terminated, forfeited or surrendered pursuant to the Plan, each option granted will expire on the tenth anniversary date of the grant.

Expenses: Each nonemployee Director is also reimbursed for reasonable expenses incurred in connection with attendance at each Board and Board committee meeting.

How often did the Board meet during the year ended December 31, 2002?

     The Board of Directors met eleven times and acted by written consent three times during the year ended December 31, 2002. The Compensation Committee and the Audit Committee each met four times in 2002. Each board member attended 75% or more of the aggregate of the meetings of the Board and of the Committees on which he or she served.

What Committees has the Board established?

     The Board of Directors has standing Compensation and Audit Committees. Hypercom does not have a standing nominating committee or other committee performing similar functions. The function of nominating Directors currently is carried out by the entire Board of Directors. Hypercom’s Bylaws, however, provide a procedure for you to recommend candidates for Director at an annual meeting. For more information, see “Stockholder Proposals and Nominations.”

Name	Compensation Committee	Audit Committee

Jane Evans	X	X
Will Keiper	X	X
Jock Patton	X	X
Daniel Diethelm	X	X

Compensation Committee

The Compensation Committee:

•	is composed of four independent directors;

•	reviews and recommends compensation of executive officers;

•	administers Hypercom’s 1997 Long-Term Incentive Plan; and

•	administers Hypercom’s 2000 Broad-Based Stock Incentive Plan.

Audit Committee

The Audit Committee:

•	is composed of four independent directors;

•	selects and hires independent auditors;

•	approves the audit and non-audit activities of the independent accountants and oversees Hypercom’s internal audit staff;

•	meets separately and privately with the independent auditors to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received;

•	receives and accepts the report of independent auditors;

•	reviews certain proposals for major transactions;

•	has a written charter; and

•	has appointed a representative (currently, Daniel Diethelm) on Hypercom’s Disclosure Committee, which includes representatives of management, and which reviews and evaluates Hypercom’s disclosure controls and procedures, and its SEC filings.

     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is comprised solely of independent directors, as defined in the Rules of the New York Stock Exchange, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee’s members in business, financial and accounting matters. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     The Audit Committee oversees Hypercom’s financial reporting process on behalf of its Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report with management. As part of its review, the Committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of Hypercom’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and Hypercom including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee discussed with the independent auditors the overall scope and plans for their audits and quarterly reviews. The Committee meets in person on a quarterly basis with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Hypercom’s internal controls, and the overall quality of its financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of Ernst & Young LLP as the Company’s independent auditors.

AUDIT COMMITTEE

William Keiper, Chairman Jock Patton, Lead Director Daniel Diethelm Jane Evans

EXECUTIVE COMPENSATION

     This section contains charts that show the amount of compensation earned by our Chief Executive Officer and by our other most highly paid executive officers. It also contains the report of the Compensation Committee explaining the compensation philosophy for our most highly paid officers.

Summary Compensation Table

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Hypercom during the fiscal years ended December 31, 2002, 2001 and 2000, of those persons who were, at December 31, 2002, (i) our Chief Executive Officer and (ii) our other four most highly compensated executive officers (collectively, the “Named Executive Officers”).

     In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus disclosed in this table.

							Long-Term
							Compensation
		Annual Compensation					Awards

								Securities
					Other Annual		Restricted	Underlying	All Other
Name and		Salary		Bonus	Compensation		Stock Awards	Options/	Compensation
Principal Position	Year	($)		($)	($)		($)	SARs#	($)

George Wallner	2002	$472,000		—	—		—	—	—
Former Chief Strategist	2001	$472,000		—	$2,903	(1)	—	—	—
	2000	$483,846		—	—		—	—	—
Christopher S. Alexander	2002	$310,000	(2)	—	$35,786	(3)	—	—	—
Chairman, Chief Executive	2001	$310,000	(2)	—	$36,066	(4)	—	600,000	—
Officer and President	2000	$250,000		$103,753	—		—	14,000	—
Jairo Gonzalez	2002	$300,000		$275,765	$69,981	(5)	—	—	—
President, Hypercom	2001	$300,000		—	$51,894	(6)	—	300,000	—
Transaction Systems Group	2000	$300,000		$104,271	—		—	—	—
John W. Smolak	2002	$201,923		$75,000	$13,633	(8)	—	400,000	$85,318 (9)
Executive Vice President, and Chief Financial and Administrative Officer (7)
Douglas J. Reich	2002	$175,000		$12,500	$13,633	(11)	—	—	—
Vice President, General Counsel	2001	$25,577		—	$2,766	(12)	—	100,000	—
and Corporate Secretary (10)

(1)	Includes a car allowance of $2,903.

(2)	Includes $60,000 of deferred salary.

(3)	Includes a car allowance of $18,745, and a housing allowance of $17,041.

(4)	Includes a car allowance of $18,892, and a housing allowance of $17,174.

(5)	Includes a car allowance of $29,855, a housing allowance of $34,082, and a non-cash award valued at $6,044.

(6)	Includes a car allowance of $18,115, and a housing allowance of $33,779.

(7)	Mr. Smolak became an Executive Officer of Hypercom on April 22, 2002.

(8)	Includes a car allowance of $13,633.

(9)	Includes a relocation expense reimbursement and related benefits of $85,318.

(10)	Mr. Reich became an Executive Officer of Hypercom on November 1, 2001.

(11)	Includes a car allowance of $13,633.

(12)	Includes a car allowance of $2,766.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2002.

Potential Realizable Value
at Assumed
Annual
Rates of Stock Price
	Individual Grants				Appreciation for Option Term (1)

	Number of	Percent of Total
	Securities	Options Granted	Exercise or
	Underlying Options	to Employees in	Base Price	Expiration
Name	Granted	2002	($/Sh)	Date	5%($)	10%($)

George Wallner	—	—	—	—	—	—
Christopher S. Alexander	—	—	—	—	—	—
Jairo Gonzalez	—	—	—	—	—	—
John W. Smolak (2)	30,000 (2)	30%	$6.20	4/22/12	$1,169,744	$2,964,361
	100,000 (3)	10%	$4.35	7/26/12	$273,569	$693,278
Douglas J. Reich	—	—	—	—	—	—

(1)	Values are based on Black-Scholes Multiple Option.

(2)	These options vested as to 75,000 shares on April 22, 2002 and will vest in additional 75,000 share increments on the first through third anniversaries thereof.

(3)	These options vest in 25,000 share increments on the first through fourth anniversaries of the date of grant.

Aggregated Option/SAR Exercises In Last Fiscal Year
and Fiscal Year-End Option/SAR Values

     The following table sets forth information concerning the value of each Named Executive Officer’s unexercised options at December 31, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-The-Money Options/
	Acquired		Fiscal Year-End		SARs at Fiscal Year-End(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

George Wallner	—	—	—	—	—	—
Christopher S. Alexander	—	—	352,834	571,166	$41,400	$96,600
Jairo Gonzalez	—	—	1,390,000	35,000	$69,000	—
John W. Smolak	—	—	75,000	325,000	—	—
Douglas J. Reich	—	—	38,884	61,116	—	—

(1)	Options are considered “in the money,” if the fair market value of the underlying securities exceeds the exercise price of the option. At December 31, 2002, the closing sale price of our common stock was $3.73.

Equity Compensation Plan Information

We maintain the Long-Term Incentive Plan (the “Long-Term Plan”), the 2000 Broad-Based Stock Incentive Plan (the “Broad-Based Plan”), the Nonemployee Directors’ Stock Option Plan (the “Nonemployee Directors’ Plan”), and the 1997 Employee Stock Purchase Plan (the “ESPP”), pursuant to which we may grant equity awards to eligible persons. Additionally, we have entered into individual arrangements outside of the equity plans with Albert Irato (the “Irato Options”) and Jairo Gonzalez (the “Gonzalez Options”), providing for the award of options to purchase Hypercom common stock.

The following table gives information as of December 31, 2002 regarding equity awards under our Long-Term Plan, the Broad-Based Plan, the Nonemployee Director’s Plan, the ESPP, and Mssrs. Irato and Gonzalez’s equity arrangements.

			Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted-average exercise	under equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,114,476 shares (1)	$8.479	2,122,257 shares (2)
Equity compensation plans not approved by security holders (3)	6,667,997 shares (3)	$4.98	2,292,403 shares

Total	10,782,473 shares	$6.315	4,414,660 shares

(1)	Issuable under the Long-Term Plan and the Nonemployee Director’s Plan.

(2)	Includes 406,025 shares available for purchase under the ESPP.

(3)	Issuable under the Broad-Based Plan, and the Irato options and Gonzalez options.

See Note 16 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2002 for a description of our Broad-Based Plan, which does not require approval of and has not been approved by our stockholders.

The Irato Options include non-Plan options granted to Mr. Irato from 1992 to 1997 to purchase a total of 996,375 shares of our common stock at exercise prices ranging from $1.096 to $6.40 per share. These options are fully vested. The options may be exercised by Mr. Irato for a period of 90 days following termination of his employment (except for cause). The options expire from June 30, 2003 to June 1, 2007.

The Gonzalez Options include non-Plan options granted to Mr. Gonzalez on January 1, 1997 to purchase 1,075,000 shares of our common stock at the exercise price of $6.40 per share. These options are fully vested. The options may be exercised by Mr. Gonzalez for a period of 90 days following termination of his employment (except for cause). The options expire on June 1, 2007.

Employment, Severance and Change of Control Agreements

     Christopher S. Alexander. We employ Christopher S. Alexander as Chief Executive Officer under an Employment Agreement that expires on February 28, 2005. In addition to the information found elsewhere in this proxy statement, this agreement provides for:

•	Minimum annual base salary of $310,000, of which $60,000 is deferred pursuant to a Deferred Compensation Agreement;

•	Participation in our benefit plans and certain other fringe benefits;

•	One year covenant not to compete, and not to solicit Hypercom employees or consultants, following termination of employment (other than termination without cause), including completion of the term of the agreement or any consulting agreement;

•	Lump sum severance payment equal to two times the greater of (i) his minimum annual base salary, or (ii) his then current salary, acceleration of all his Hypercom options with a minimum 90 day exercise period following termination, and 18 months of paid COBRA benefits, if he is terminated without cause, resigns for good reason, or he and Hypercom fail to agree to an extension of the Employment Agreement at the end of its term; and

•	Termination by Hypercom for cause, or by Mr. Alexander upon voluntary resignation.

     John W. Smolak. We have agreed to pay John W. Smolak salary continuance for 12 months if Hypercom terminates his employment for any reason other than for cause, pursuant to the terms of his offer of employment.

     Albert A. Irato. We employ Albert A. Irato as strategic advisor to the Chairman and CEO under an agreement that expires on December 31, 2003. In addition to the information found elsewhere in this proxy statement, this agreement provides for:

•	Monthly salary of $500;

•	Participation in our benefit plans and certain other fringe benefits; and

•	Covenant not to advise or consult with a Hypercom competitor during the term of the agreement.

     George Wallner. We retain George Wallner as a consultant, to advise the Chief Executive Officer regarding strategic, product, market and other requested issues, under a consulting agreement that expires on March 19, 2005. In addition to the information found elsewhere in this proxy statement, this agreement provides for:

•	Consulting fee of $250,000 per year;

•	Participation in Hypercom’s medical plan, or 18 months of paid COBRA benefits;

•	Covenant not to compete and not to solicit employees or consultants during the term of the agreement; and

•	Termination by Hypercom for breach of the agreement, and by Mr. Wallner at any time.

Mr. Wallner served as Hypercom’s Chief Strategist until his transition to a consulting role on March 19, 2003.

     Other Executive Officers. We intend to review the desirability of entering into employment agreements with other executive officers or key employees from time to time in the future.

Change of Control.

     Hypercom’s Broad-Based Plan and Nonemployee Directors’ Plan provide that upon a “Change of Control”, as defined, all outstanding options and other awards under such Plans shall become fully exercisable and all restrictions on outstanding awards shall lapse. In addition, participants in the Plans may exercise their options prior to the occurrence of the event constituting the change of control.

Hypercom’s Long-Term Plan provides that upon a “Change of Control”, as defined, the Board of Directors may, in their sole discretion, cause all outstanding awards to become fully exercisable and all restrictions on outstanding awards to lapse. In addition, participants in the Plan may be allowed to exercise awards prior to the occurrence of the event otherwise terminating the awards, over such period as the Board may determine. The Board may also cause all outstanding awards to terminate, provided that the surviving or resulting corporation tenders substantially equivalent options to the participants.

Report of the Compensation Committee on Executive Compensation

     The following Report of the Compensation Committee is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 2002.

What is Hypercom’s philosophy of executive officer compensation?

     Hypercom’s compensation program for executive officers consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	long-term incentives in the form of stock or option grants.

     The three-part approach enables Hypercom to meet the requirements of the competitive environment in which Hypercom operates, while ensuring executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers is ultimately based upon:

•	the Committee’s assessment of the executive officers’ performance,

•	the continuing demand for superior executive talent,

•	Hypercom’s overall performance, and

•	Hypercom’s future objectives and challenges.

     The Board believes this mix of short- and long-term compensation components provides a balanced approach that enables Hypercom to attract and retain experienced executives, rewards executives for their individual and collective contribution to Hypercom’s profitability, and ensures the incentives of Hypercom’s executives are aligned with the best interests of its stockholders. The Board’s decisions concerning the specific compensation elements for individual executive officers, including the Chief Executive Officer, are made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonus and other compensation awards.

How are salary and bonus determined?

     Hypercom’s philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year, enabling Hypercom to attract, motivate and retain highly qualified executives. The Board typically establishes each executive’s base salary at a level designed to reflect that executive’s position and responsibility within Hypercom, to attract and retain highly qualified executives and to be competitive with similarly situated executives at companies of similar size and revenue levels. The Board also takes into account, among other things, the individual executive’s performance during the year in awarding bonuses.

What about equity-based compensation?

     Another form of performance incentive is stock or option grants, which give executives an opportunity to obtain equity in Hypercom. Stock-based awards result in rewards to executives if Hypercom’s stock price appreciates and provide an incentive for outstanding performance in the long term. Hypercom has adopted two stock-based plans, the Hypercom Corporation Long-Term Incentive Plan and the 2000 Broad-Based Plan to provide employees selected by the Board an opportunity to obtain an equity stake in Hypercom. Stock options are primarily designed to provide employees with strong incentives for superior long-term performance. Exercisability of options is conditioned upon the employee’s continued employment by Hypercom for periods of time specified by the Board when these options are granted and in some cases, vesting is tied to personal performance. Unexercised options are forfeited if the employee leaves Hypercom prior to the time such options vest, or if vested upon termination, if the employee fails to exercise them prior to the end of a stated period following termination. In making option awards, the Board reviews the level of awards granted to executives at other comparable companies, the awards granted to Hypercom employees and the individual employee’s specific position at Hypercom and role in helping Hypercom to achieve its goals. Information on awards to executives is set forth in the tables above.

Do executives receive any other benefits?

     Certain executives also participate in various other benefit plans, including medical, life and disability plans, and a 401(k) plan, which are generally available to all employees of Hypercom.

How is Hypercom’s Chief Executive Officer compensated?

     Christopher Alexander, Hypercom’s Chairman, Chief Executive Officer and President, received a total salary of $310,000 (of which $60,000 has been deferred pursuant to a Deferred Compensation Agreement) during the year ended December 31, 2002, and did not receive any bonus. The Committee considered the same factors used for other executive officers outlined above in determining Mr. Alexander’s compensation.

How is Hypercom addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any “covered employee” in any taxable year beginning after December 31, 1993. The term “covered employee” for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In 2002, Hypercom did not pay compensation to any executive that was subject to Section 162(m).

COMPENSATION COMMITTEE

Jock Patton, Chairman and Lead Director Daniel Diethelm Jane Evans William Keiper

STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the Nasdaq Stock Index, and (iii) a selected peer group index, from November 13, 1997 (the date of our initial public offering) through December 31, 2002 (the end of our fiscal year). The peer group was selected on an industry basis and includes:

• Total Systems Services Inc. • First Data Corporation • NDC Health Corporation • MICROS Systems, Inc.	• CyberCash, Inc. • Concord EFS • Transaction System Architects, Inc.	• Checkfree Corporation • Nova Corporation • NCR Corp.

     The graph assumes that $100 was invested on November 13, 1997, the date of our initial public offering, in our common stock and in each of the comparison indices, and assumes all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Legend

Symbol	CRSP Total Returns Index for:	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002

	■ HYPERCOM CORPORATION	100.0	70.4	70.8	22.1	53.1	26.4
— — — —	* Nasdaq Stock Market (US Companies)	100.0	141.0	261.5	157.4	124.9	86.3
-------------	Δ Self-Determined Peer Group	100.0	128.2	161.4	167.1	214.6	158.1

Companies in the Self-Determined Peer Group
CHECKFREE CORP CYBERCASH INC MICROS SYSTEMS INC NDC HEALTH CORP TOTAL SYSTEM SERVICES INC	CONCORD EFS INC FIRST DATA CORP NCR CORP NOVA CORP GA TRANSACTION SYSTEM ARCHITECTS INC

Notes:
A	the lines represent monthly index levels derived from compounded daily returns that include all dividends.

B	the indexes are reweighted daily, using the market capitalization on the previous trading day.

C	if the monthly interval, based on the fiscal year – end, is not a trading day the preceding trading day is used.

D	The index level for all series was set to $100.0 on 12/31/1997.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,
11775	The University of Chicago. Used with permission. All rights reserved	© Copyright 2003

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Hypercom officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish Hypercom with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished, or written representations that no Forms 5 were required, Hypercom believes that during our preceding twelve-month period ending December 31, 2002, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of April 4, 2003 the number and percentage of outstanding shares of common stock beneficially owned by each person known to beneficially own more than 5% of such stock, by each Director and Named Executive Officer of Hypercom and by all Directors and executive officers of Hypercom as a group.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner(1)	Owned	Owned

George Wallner (2)	11,510,000	24.0%
Paul Wallner (3)	7,900,000	16.4%
Albert A. Irato (4)	1,014,875	2.1%
Christopher Alexander (5)	500,500	1.0%
Jairo Gonzalez (6)	1,390,000	2.8%
John W. Smolak (7)	150,000	*
Douglas J. Reich (8)	52,774	*
Jock Patton (9)	108,917	*
William Keiper (10)	18,750	*
Jane Evans (11)	18,850	*
Daniel Diethelm (12)	493,674	1.0%
Norman Stout	—	—
Pequot Capital Management, Inc. (13)	4,425,200	9.2%
All directors and executive officers as a group (11 persons) (14)	15,258,340	29.8%

*	Represents less than 1% of our outstanding common stock.

(1)	This information regarding beneficial ownership of our common stock by certain beneficial owners and management of Hypercom is as of April 4, 2003. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through exercise of any option, warrant, or right. Shares of common stock subject to options, warrants, or rights currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 48,050,109 shares of common stock outstanding as of April 4, 2003. The persons named in the table, to our knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. Unless otherwise noted, the address of each of the listed stockholders is 2851 West Kathleen Road, Phoenix, Arizona 85053.

(2)	11,510,000 shares of Hypercom Corporation Common Stock are held of record by Exoterium Partnership, a South Dakota partnership. George Wallner is the individual beneficial owner of 99% of Exoterium Partnership. The remaining 1% is beneficially owned by a limited liability company, of which George Wallner is the sole member.

(3)	Paul Wallner, whose address is P.O. Box 32277, Phoenix, Arizona 85064, is the brother of George Wallner. Paul Wallner was a Director of Hypercom and President of Hypercom Network Systems prior to December 1999.

(4)	Includes options to purchase 996,375 shares of our common stock. Does not include 141,625 shares of common stock subject to options exercisable by the Capucine Irrevocable trust.

(5)	Includes options to purchase 489,500 shares of our common stock.

(6)	Includes options to purchase 1,390,000 shares of our common stock.

(7)	Includes options to purchase 150,000 shares of our common stock.

(8)	Includes options to purchase 52,774 shares of our common stock.

(9)	Includes options to purchase 97,917 shares of our common stock.

(10)	Includes options to purchase 18,750 shares of our common stock.

(11)	Includes options to purchase 18,750 shares of our common stock.

(12)	Includes options to purchase 12,500 shares and warrants to purchase 97,500 shares of our common stock.

(13)	Includes 4,425,200 shares beneficially owned by Pequot Capital Management, Inc. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880.

(14)	Includes options to purchase 3,226,566 shares of our common stock.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Since the closing of the initial public offering in November 1997, all transactions between Hypercom and its affiliated entities, executive officers, Directors or significant stockholders are approved by a majority of Hypercom’s independent Directors. Hypercom believes these transactions, except the non-interest bearing loans described below, are on terms no less favorable to Hypercom than Hypercom could obtain from non-affiliated parties.

In fiscal 1997, the Company made a loan to George Wallner, a director and principal stockholder, in the principal amount of $749,000 and to Paul Wallner, a principal stockholder and a former director, in the principal amount of $749,000. The loans are non-interest bearing and are due in full in March 2004. During the year ended December 31, 2002, Hypercom received cash repayments of $160,500 from George Wallner and $160,500 from Paul Wallner, for a total of $321,000.

In December 2000, George Wallner loaned Hypercom $1.5 million pursuant to a promissory note, which bore interest at 12% annually and had an original maturity date of February 1, 2001. In March 2001, Mr. Wallner loaned Hypercom an additional $1 million pursuant to a second promissory note, which also bore interest at 12% annually, and was due upon thirty days notice. In June 2001, Mr. Wallner loaned Hypercom a further $600,000 pursuant to a third promissory note which also bore interest at 12% annually, and had an original maturity date of September 15, 2001. In connection with this third note, Hypercom and Mr. Wallner amended and restated the first two promissory notes to provide for the extension of their respective maturity dates to September 15, 2001. Mr. Wallner pledged each of these notes to the members of the investor group to whom Hypercom issued convertible promissory notes in June 2001 to secure its payment obligations under the convertible promissory notes. In August 2001, at the request of the lenders under Hypercom’s principal credit facility, these notes were consolidated into a single note with a principal amount of $3.1 million and a maturity date of January 31, 2003. Under the terms of this principal credit facility, Mr. Wallner’s note was subordinated to all of Hypercom’s other indebtedness and Hypercom was prohibited from paying interest on Mr. Wallner’s note until the principal credit facility was paid off. In March 2002, with the consent of such lenders, Hypercom paid off Mr. Wallner’s note using a portion of the proceeds of a private offering of Hypercom’s common stock.

On March 19, 2003, George Wallner resigned as Chief Strategist and an employee of Hypercom for personal reasons. On the same date, Hypercom and Mr. Wallner entered into a consulting agreement, the principal terms of which are described herein under “Employment, Severance and Change of Control Agreements.”

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, selected Ernst & Young LLP as Hypercom’s independent auditors for the fiscal year ended December 31, 2003. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions from stockholders.

     The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “Report of the Audit Committee.”

Fees Paid to Ernst & Young

The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for fiscal years 2002 and 2001.

	2002	2001

Audit Fees	$828,000	$1,183,000
Audit-Related Fees	32,000	17,000
Tax Fees	13,000	22,000
All Other Fees	—	—

Total	$873,000	$1,222,000

     Audit Fees. This category includes fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally. This category also includes assistance with the review of SEC registration statements and advice on audit and accounting matters that arose during, or as a result of, the annual audit or the review of interim financial statements.

     Audit-Related Fees. This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

     Tax Fees. This category includes fees associated with tax return preparation, tax advice and tax planning.

     All Other Fees. This category includes fees for support and advisory services not related to audit or tax. There were no such fees in 2002 or 2001.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholder Proposals for the 2004 Proxy Statement. Any stockholder satisfying the Securities and Exchange Commission (“SEC”) requirements and wishing to submit a proposal to be included in our proxy statement for the 2004 Annual Meeting of Stockholders should submit the proposal in writing to our Corporate Secretary, 2851 West Kathleen Road, Phoenix, Arizona 85053. Generally, such notice would have to be received by January 21, 2004 in order to be considered for inclusion in the proxy statement.

     Director Nominees or Other Business for Presentation at the 2004 Annual Meeting. Under our Bylaws, if you wish to nominate Directors or bring other business before the stockholders at the 2004 Annual Meeting of Stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates.

•	You must notify our Corporate Secretary in writing no later than January 21, 2004, which is 120 days prior to the anniversary date of our 2003 Annual Meeting of Stockholders.

•	Your notice must contain the following specific information required by our Bylaws:

—	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, or in the case of Director nominees, all arrangements or understanding between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder;

—	the name and record address of such stockholder and, in the case of Director nominees, the name and address of such nominees;

—	the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder and, in the case of Director nominees, by such nominees;

—	a description of all arrangements or understandings between such stockholder and other persons or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, or in the case of Director nominees, all information required by the SEC’s rules and regulations and our Bylaws and, the consent of each nominee to serve as a Director if so elected; and

—	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in our Bylaws. Please note these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

HYPERCOM CORPORATION

Douglas J. Reich Corporate Secretary

April 14, 2003

HYPERCOM CORPORATION

Annual Meeting of Stockholders – May 21, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Christopher S. Alexander and John W. Smolak, and each of them, proxies, with power of substitution, acting unanimously and voting, or if only one is present and voting then that one, to vote the shares of common stock of Hypercom Corporation which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at Hypercom Corporation Headquarters, 2851 West Kathleen Road, Phoenix, Arizona 85053, on Wednesday, May 21, 2003, at 9:00 am, Phoenix, Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.

1.	ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

Nominees:	For All	Withhold All

Christopher S. Alexander William Keiper Jock Patton	☐	☐	INSTRUCTIONS: to withhold authority to vote for any individual nominee, write the nominee’s name on the following line.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

Date:	, 2003

Signature

Signature (if held jointly)

Address Change? Mark Box  ☐  Indicate change below: